SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006

TRUE NORTH ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 Allen Center, 1200 Smith Street 16th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

We have recently been made aware that promotional articles written by Scott S. Fraser respecting us, our operations, and predictions concerning the future price of our common stock have been published in the Elite Stock Market Advisory and The Natural Contrarian. We have no relationship with Mr. Fraser, the Elite Stock Market Advisory, The Natural Contrarian, or anyone affiliated with Mr. Fraser, the Elite Stock Market Advisory, The Natural Contrarian, or the articles, past or present, and have not engaged Mr. Fraser, the Elite Stock Market Advisory, The Natural Contrarian, or any other person to prepare such articles. Further, we have never approved, authorized or endorsed such articles. Other persons may have published similar articles on us or may publish similar articles in the future without our knowledge, authorization or approval. Accordingly, our shareholders, together with prospective investors and all persons looking to learn about us, our prospects, and our present and proposed operations, should not rely on such persons, publications or articles. In evaluating us and our prospects, reliance should be placed on the periodic and other filings we make with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: August 10, 2006	By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer